Exhibit 10d(1)


                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       WINCHESTER PRODUCTION COMPANY, LTD.

                               TGG PIPELINE, LTD.

                           PROGRESS FUELS CORPORATION

                                       AND

                          ENCANA OIL & GAS (USA), INC.













                                November 18, 2004

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                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I  DEFINITIONS.......................................................1

     1.1.     Action.........................................................1
     1.2.     Agreement......................................................1
     1.3.     Allocated Value................................................1
     1.4.     Assignment.....................................................1
     1.5.     Assumption Agreement...........................................2
     1.6.     Assets.........................................................2
     1.7.     Assumed Liabilities............................................2
     1.8.     Base Purchase Price............................................2
     1.9.     Basket.........................................................3
     1.10.    Beck Lease.....................................................3
     1.11.    Books and Records..............................................3
     1.12.    Burdened Leases................................................3
     1.13.    Business Day...................................................3
     1.14.    Buyer..........................................................3
     1.15.    Buyer Claim....................................................3
     1.16.    Buyer Indemnified Party........................................3
     1.17.    Buyer's Schedule of Allocated Values...........................3
     1.18.    Closing........................................................3
     1.19.    Closing Date...................................................3
     1.20.    Code...........................................................3
     1.21.    Easements......................................................4
     1.22.    Effective Time.................................................4
     1.23.    Environmental Laws.............................................4
     1.24.    Ewing Lease....................................................4
     1.25.    Excluded Assets................................................4
     1.26.    Governmental Authority.........................................4
     1.27.    Hazardous Substances...........................................4
     1.28.    Knowledge of Seller............................................5
     1.29.    Laws...........................................................5
     1.30.    Lease..........................................................5
     1.31.    Lease Burdens..................................................5
     1.32.    Losses.........................................................5
     1.33.    Material Adverse Effect........................................5
     1.34.    Maximum Indemnity Amount.......................................5
     1.35.    Net Revenue Interest...........................................5
     1.36.    Office Leases..................................................5
     1.37.    Permits........................................................5
     1.38.    Permitted Encumbrances.........................................6
     1.39.    Personal Property..............................................6
     1.40.    PFC............................................................6
     1.41.    Prime Rate.....................................................6

                                      (i)
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     1.42.    Production.....................................................6
     1.43.    Production Payment.............................................7
     1.44.    Production Payment Liquidation Amount..........................7
     1.45.    Properties.....................................................7
     1.46.    Property Agreements............................................7
     1.47.    Purchase Price.................................................7
     1.48.    Referral Firm..................................................7
     1.49.    REI............................................................7
     1.50.    Retained Liabilities...........................................7
     1.51.    Seller.........................................................7
     1.52.    Seller Claim...................................................7
     1.53.    Seller Indemnified Party.......................................7
     1.54.    Taxes..........................................................7
     1.55.    Tax Returns....................................................8
     1.56.    TGG Assets.....................................................8
     1.57.    Title Defect...................................................8
     1.58.    Title Defect Mechanism.........................................8
     1.59.    Wells..........................................................8
     1.60.    Working Interest...............................................8

ARTICLE II  PURCHASE AND SALE................................................8

     2.1.     Purchase and Sale..............................................8
     2.2.     Purchase Price.................................................9
     2.3.     Adjustments to Base Purchase Price.............................9
     2.4.     Determination of Purchase Price...............................11
     2.5.     Allocation of Purchase Price..................................12
     2.6.     No Assumption of Retained Liabilities.........................12
     2.7.     Effective Time................................................12

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER.......................13

     3.1.     Organization..................................................13
     3.2.     Due Authorization.............................................13
     3.3.     No Violation or Conflict; Consents; Preferential Rights.......13
     3.4.     Title.........................................................13
     3.5.     Contracts.....................................................14
     3.6.     Lease Provisions..............................................15
     3.7.     Compliance with Law...........................................15
     3.8.     Litigation....................................................15
     3.9.     Taxes.........................................................15
     3.10.    Environmental Matters.........................................15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE BUYER.....................16

     4.1.     Organization..................................................16
     4.2.     Authorization.................................................16

                                      (ii)

     4.3.     Noncontravention..............................................16
     4.4.     No Reliance...................................................16
     4.5.     Purchase for Investment.......................................17
     4.6.     Financing.....................................................17

ARTICLE V  COVENANTS........................................................17

     5.1.     Conduct of Business...........................................17
     5.2.     Access to Information.........................................17
     5.3.     Further Assurances; Consents; Waiver of Notices...............17
     5.4.     Publicity.....................................................18
     5.5.     Environmental Investigation...................................18
     5.6.     Buyer's Schedule of Allocated Values..........................19
     5.7.     Amendment of Schedules........................................20

ARTICLE VI  CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING; CLOSING....20

     6.1.     Conditions Precedent to Each Party's Obligations to Close.....20
     6.2.     Conditions Precedent to Obligations of the Buyer..............21
     6.3.     Conditions Precedent to Obligations of Seller.................21
     6.4.     The Closing...................................................22

ARTICLE VII  ADDITIONAL COVENANTS...........................................23

     7.1.     Access to Books and Records...................................23
     7.2.     Tax Matters...................................................23
     7.3.     Surety Bonds..................................................24
     7.4.     Casualty......................................................24
     7.5.     Consents and Preferential Rights..............................24
     7.6.     Employee Matters..............................................25
     7.7.     Non-Solicitation..............................................25
     7.8.     Transition Services Agreement.................................25
     7.9.     Leased Equipment and Licensed Software........................25
     7.10.    Beck Lease....................................................25
     7.11.    Ewing Lease...................................................25

ARTICLE VIII  SURVIVAL; INDEMNIFICATION.....................................26

     8.1.     Limitation on and Survival of Representations and Warranties..26
     8.2.     Indemnification by Seller.....................................26
     8.3.     Indemnification by Buyer......................................27
     8.4.     Limitation of Liability.......................................29
     8.5.     Exclusive Remedy..............................................29
     8.6.     Title Defects.................................................29
     8.7.     Disclaimer of Other Warranties................................29

                                     (iii)

ARTICLE IX  TERMINATION.....................................................30

     9.1.     Termination...................................................30
     9.2.     Effect of Termination.........................................31
     9.3.     Amendment.....................................................31
     9.4.     Extension; Waiver.............................................31

ARTICLE X  MISCELLANEOUS....................................................31

     10.1.    Entire Agreement..............................................31
     10.2.    Expenses......................................................31
     10.3.    Governing Law.................................................32
     10.4.    Assignment....................................................32
     10.5.    Notices.......................................................32
     10.6.    Counterparts; Headings........................................33
     10.7.    Specific Performance..........................................33
     10.8.    Interpretation................................................33
     10.9.    Severability..................................................33
     10.10.   No Third-Party Reliance.......................................33


SCHEDULES

     Exhibit A                Procedure for Claiming Title Defects and Adjusting
                              the Base Purchase Price
     Exhibit B                Form of Assignment, Conveyance and Bill of Sale
     Exhibit C                Form of Assumption Agreement
     Exhibit D                Form of FIRPTA Affidavit
     Exhibit E                TGG Asset Assignment
     Exhibit F                Buyer's Initial Schedule of Allocated Values
     Schedule 1.25            Excluded Leases
     Schedule 2.1             TGG Assets
     Schedule 2.3(a)(v)       Condensate in Stock as of October 31, 2004
     Schedule 2.3(b)          Accrued Suspense Funds
     Schedule 2.5             Allocation of Purchase Price (Tax)
     Schedule 3.3             Conflicts
     Schedule 3.4(a)          Personal Property
     Schedule 3.4(b)          Leases
     Schedule 3.4(c)          Rights of Way and Surface Damage Agreements
     Schedule 3.5(a)          Property Agreements
     Schedule 3.5(b)          Exceptions to Contracts
     Schedule 3.6             Exceptions to Lease Provisions
     Schedule 3.7             Exceptions to Compliance with Law
     Schedule 3.8             Litigation

                                      (iv)
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     Schedule 3.9             Tax Partnerships
     Schedule 3.10            Environmental Matters
     Schedule 5.1             Expected Capital Expenditures
     Schedule 5.5             Environmental Investigation
     Schedule 5.6             Buyer's Schedule of Allocated Values
     Schedule 7.3             Surety Bonds
     Schedule 7.5             Consents and Preferential Rights
     Schedule 7.6             Employees


                                      (v)
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                               PURCHASE AGREEMENT

     This Purchase Agreement ("Agreement") is made as of November 18, 2004, by and between WINCHESTER PRODUCTION COMPANY, LTD., a Texas limited partnership ("Winchester" or, alternatively the "Seller"), TGG PIPELINE LTD., a Texas limited partnership ("TGG"), solely for the purposes set forth below, Progress Fuels Corporation, a Florida corporation solely for the purposes set forth below ("PFC") and ENCANA OIL & GAS (USA), INC. a Delaware corporation (the "Buyer").

                                    RECITALS

     A. Seller is the owner of certain oil and gas leases and wells located in the Denton, Tarrant, Wise and Hood Counties, Texas (all as further defined below, the "Assets").

     B. Seller desires to sell and Buyer desires to acquire the Assets on the terms and under the conditions set forth in this Agreement.

     C. TGG is joining this Agreement solely for the purposes of conveying certain gathering lines and related easements.

     D. PFC is joining this Agreement solely for the purpose of supporting Seller's Indemnity Obligations set forth in Article VIII.

                                    AGREEMENT

     The  parties,   in   consideration  of  the  premises  and  of  the  mutual
representations, warranties, covenants, conditions and agreements set forth herein and intending to be bound, agree as set forth below:

                                    ARTICLE I
                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     1.1.  Action.   "Action"  means  any  action,   claim,  suit,   litigation,
arbitration or governmental investigation.

     1.2. Agreement. "Agreement" means this Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     1.3. Allocated Value. "Allocated Value" means the monetary amount, for each Lease, set forth on Exhibit F, as mutually agreed, for purposes of the Title Defect Mechanism set forth on Exhibit A.

     1.4. Assignment. The term "Assignment" means the Assignment, Conveyance and Bill of Sale in the form of Exhibit B attached hereto. The Assignment may be executed in multiple counterparts for recording in the various jurisdictions

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wherein the Assets are located. Interests in Leases that are federal leases will also be transferred by means of federal government forms 3000-3 and 3000-3a, as appropriate.

     1.5. Assumption Agreement. The term "Assumption Agreement" means the Assumption Agreement concerning the Assumed Liabilities, in the form of Exhibit C attached hereto.

          1.6. Assets. The term "Assets" means the following:

          (a) The Property Agreements, including, without limitation, the Leases;

          (b) The Personal Property;

          (c) The Production; and

          (d) The Books and Records.

     1.7. Assumed Liabilities. "Assumed Liabilities" means:

          (a) any liability or obligation arising out of or resulting from performance due on or after the Effective Time under any Property Agreement, including but not limited to the Leases;

          (b) any liability or obligation for Taxes due after the Effective Time or assessed on the Assets from and after the Effective Time;

          (c) any liability or obligation for properly plugging and abandoning all of the Wells and restoring the surface areas associated with the Wells in accordance and compliance with the rules and regulations of Governmental Authorities having jurisdiction and the terms of the Leases;

          (d) any liability or obligation relating to the accrued suspense funds set forth on Schedule 2.3(b);

          (e) any liability or losses attributable to a Title Defect for which the Base Purchase Price is decreased pursuant to Section 2.3(b)(iv);

          (f) if transferred subject to Section 7.5, the Production Payment;

          (g) except as it may arise from a breach of the representation set forth in Section 3.10, any matter relating to the environmental condition of the Properties including, without limitation, any Environmental Defects for which the Base Purchase Price is adjusted at Closing; and

          (h) the Office Leases.

     1.8. Base Purchase Price. "Base Purchase Price" has the meaning it is given in Section 2.2.

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1.9.     Basket.  "Basket" has the meaning given in Section 8.4.

     1.10. Beck Lease. "Beck Lease" means that certain oil, gas and mineral lease covering approximately 1000.30 acres in Denton County, Texas, dated June 30, 2003, by and between B Oil Investments, Ltd., as lessor, and Star of Texas Energy Services, Inc., as lessee, as the same may have been amended or supplemented from time to time, and a memorandum of which is recorded at Volume 365, Page 7465, of the Real Property Records of Denton County, Texas.

     1.11. Books and Records. The term "Books and Records" means, in whatever form or media expressed, all books, records, files or copies thereof, in
Seller's possession relating directly to the Assets, including, without limitation, geological, plats, surveys, maps, cross-sections, production records, electric logs, cuttings, cores, core data, pressure data, decline and production curves, well files and all related matters, division of interest records, division orders, lease files, title opinions, abstracts, lease operating statements and all other accounting information, marketing reports, statements, gas balancing information and all other marketing information, all geophysical and seismic records except to the extent that the transfer of such geophysical or seismic records would violate existing licensing or other contractual restrictions on such transfer, but excluding all Tax Returns.

     1.12. Burdened Leases. "Burdened Leases" means those Leases that are subject to the Production Payment, as set forth on Exhibit A to the Production Payment.

     1.13. Business Day. "Business Day" means any day other than (i) a Saturday or Sunday; or (ii) a day on which commercial banks in New York, New York or Dallas, Texas, are closed.

     1.14. Buyer. "Buyer" is defined in the opening paragraph.

     1.15. Buyer Claim. "Buyer Claim" means a claim for indemnification by Buyer pursuant to Section 8.2.

     1.16. Buyer  Indemnified  Party.  "Buyer  Indemnified  Party" is defined in
Section 8.2(a).

     1.17. Buyer's Schedule of Allocated Values. "Buyer's Schedule of Allocated Values" is defined in Section 5.6.

     1.18. Closing. "Closing" means the conference held at 10:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams LLP, Energy Plaza, 30th Floor, 1601 Bryan Street, Dallas, Texas 75201-3402.

     1.19. Closing Date. "Closing Date" means the latter of: (i) December 17, 2004, or (ii) the first Business Day following the date that the last of the conditions to Closing set forth in Section 6.1, 6.2 and 6.3 are fulfilled; or
(iii) such other date as the parties may mutually agree in writing.

     1.20. Code. "Code" means the Internal Revenue Code of 1986, as amended.

     1.21. Easements. "Easements" means all rights of way, easements, surface leases and other rights of surface use held by Seller.

     1.22. Effective Time. "Effective Time" is defined in Section 2.7.

     1.23. Environmental Laws. "Environmental Laws" means any and all Laws, regulations, guidance, or other requirements relating to public health, or to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Toxic Substances Control Act ("TSCA"), the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act ("HMTA"), the Oil Pollution Act of 1990, all as amended, and any state laws implementing or analogous to the foregoing federal laws, and all other laws relating to or regulating emissions, discharges, releases, or cleanup of pollutants, contaminants, chemicals, polychlorinated biphenyls ("PCBs"), oil and gas exploration and production wastes, brine, solid wastes, or toxic or Hazardous Substances or wastes.

     1.24. Ewing Lease. "Ewing Lease" means that certain oil, gas and mineral lease, dated August 1, 2002, by and between Ewing Enterprises LP, as lessor, and Republic Energy, Inc., as lessee, as amended and extended from time to time, recorded at Volume 4935, Page 2741, of the Real Property Records of Denton County, Texas.

     1.25. Excluded Assets. "Excluded Assets" means:

          (a) the oil and gas leases excluded due to title or other issues, as set forth on Schedule 1.25;

          (b) a copy of the Books and Records; and

          (c) any production hedges or other derivatives related to the Assets.

     1.26. Governmental Authority. "Governmental Authority" means any federal, state, provincial, municipal, local or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

     1.27. Hazardous Substances. "Hazardous Substances" means any substance or material which, if present in the environment would, under applicable law, require assessment, remediation, or corrective action including, without limitation, chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products which are classified as hazardous, toxic, radioactive, dangerous, or otherwise regulated by, or form the basis for liability under, any Environmental Laws including but not limited to any Polluting Substances, hazardous wastes under RCRA, hazardous substances under CERCLA, toxic substances under TSCA, hazardous materials under HMTA, or comparable materials or classification under any other of the Environmental Laws.

     1.28. Knowledge of Seller. "Knowledge of Seller" means the actual knowledge of the following officers of Seller: (i) the Senior Vice President, Gas Operation; (ii) the Vice President of the North Texas business unit; (iii) the Operations Manager, Engineering Manager and Land Manager of the North Texas business unit.

     1.29. Laws. "Laws" means any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder, all of the foregoing as in effect on the date hereof.

     1.30. Lease. "Lease" (individually) and "Leases" (collectively) means the oil, gas, and/or mineral leases (including federal leases) owned by Winchester in Denton, Tarrant, Wise and Hood Counties, Texas, including, but not limited to leaseholds, record title and operating rights, royalty or overriding royalty interests owned by Winchester in such leases. Schedule 3.4(b) sets forth a list of the Leases, together with a description of Winchester's Net Revenue Interest and Working Interest therein and the Allocated Value associated therewith, and a list of the Wells associated with such Leases.

     1.31. Lease Burdens. "Lease Burdens" means the royalties, overriding royalties, production payments (other than the Production Payment), net profit interests, and all similar interests burdening the Leases or production therefrom, that are legally binding and enforceable at law or in equity.

     1.32. Losses. "Losses" is defined in Section 8.2(a).

     1.33. Material Adverse Effect. "Material Adverse Effect" or "Material Adverse Change" means a material adverse effect on or change in (or any development that, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect on or change in) the Assets, other than any change, circumstance or effect (i) relating to the economy or securities markets in general, (ii) affecting the oil and gas or energy industry generally, such as fluctuations in the price of oil or gas, or (iii) resulting from the execution or performance of this Agreement or the announcement thereof.

     1.34.  Maximum Indemnity Amount.  "Maximum  Indemnity Amount" is defined in
Section 8.4.

     1.35. Net Revenue Interest. "Net Revenue Interest" means the decimal ownership of the lessee in production from a Lease, after deducting all applicable Lease Burdens.

     1.36. Office Leases. "Office Leases" means: (i) that certain lease agreement between PFC, as tenant, and TIAA Realty, Inc., as landlord, dated May 23, 2003, regarding the lease of Winchester's office space in Irving, Texas; and
(ii) that certain lease agreement between Progress Fuels North Texas Gas, L.P., as tenant, and the Larry M. Grace Non-Exempt Trust, as successor in interest to the Estate of L.E. Grace, as landlord, dated September 1, 2003, regarding the lease of Winchester's office space in Bridgeport, Texas.

     1.37.   Permits.   "Permits"  means  all  written  permits,   licenses  and
governmental authorizations, registrations and approvals required, as of the date hereof, for the conduct of Seller's business.

     1.38. Permitted Encumbrances. "Permitted Encumbrances" means: (A) liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities of title and restrictions of right or interest of any nature affecting any Lease that will be discharged at Closing; (B) lessors' royalties, overriding royalties, and similar burdens that do not operate to reduce the Net Revenue Interest of Winchester in any Lease; (C) division orders and sales contracts relating to hydrocarbons that are terminable, without material penalty, upon no more than 90 days notice to the purchaser under such division orders or sales contract (subject to applicable governmental regulations); (D) all rights to consent by, required notices to, and filings with or other actions by governmental authorities, if any, in connection with the change of ownership or control of an interest in any Lease; (E) any required third-party consent to change of ownership or control of the Leases or similar agreements; (F) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising pursuant to operations or in the ordinary course of business incidental to construction, maintenance, or operation of the Leases (i) if they have not been filed pursuant to law, or (ii) if filed, payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate action; or (iv) if due and payable, now or in the future, provision has been made by Winchester for the payment thereof; (G) easements in respect of surface operations, pipelines, or the like and easements on, over or in respect of the Leases that are not such as to interfere materially with the operation or use of the Leases; (H) all other inchoate liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities, including Title Defects, affecting any of the Leases that individually or in the aggregate are customary in the industry and are not such as to interfere materially with the operation, value or use of any of the Leases, and which do not reduce the Net Revenue Interest of the Leases to less than the applicable Net Revenue Interest set forth in
Schedule 3.4(b) and do not obligate Winchester to bear costs and expenses relating to the maintenance, development and operation of any of the Leases in an amount greater than the applicable Working Interest set forth in Schedule 3.4(b); (I) all applicable Laws, rules and orders of any governmental authority; and (J) inchoate liens for Taxes not due and payable before the Closing Date.

     1.39. Personal Property. The term "Personal Property" means all of Seller's interest in all of the tangible personal property, fixtures and improvements now and as of the Effective Time on, appurtenant to or used solely in connection with the Assets or with the production, treatment, storage, sale or disposal of hydrocarbons, water or other minerals or substances produced from the Leases, including, without limitation, all Wells, wellhead equipment, fixtures, casing and tubing, all production, storage, treating, compression, dehydration, delivering, salt water disposal and pipeline fixtures, and other facilities of every kind, character and description, used or usable solely in connection with the production, treatment, storage, delivery, sale or disposal of hydrocarbons, water or other minerals or substances produced from the Assets, including but not limited to those identified on Schedule 3.4(a).

     1.40. PFC. The term "PFC" is defined in the introductory paragraph.

     1.41. Prime Rate. "Prime Rate" means the prime rate as published from time to time in the Wall Street Journal.

     1.42. Production. The term "Production" means all of Seller's right, title and interest in the oil, gas, casinghead gas, condensate, distillate and other liquid and gaseous hydrocarbons produced from the Leases, products refined and manufactured therefrom and the accounts and proceeds from the sale thereof to the extent the Production has been produced, or accrued, or is held on the Leases or in the tanks from and after the Effective Time.

     1.43. Production Payment. "Production Payment" means the interest in production from the Burdened Leases that is attributable to the interest of REI, as set forth in that certain Memorandum of Production Payment between Progress Fuels North Texas Gas, L.P. and REI, dated February 24, 2003 and recorded in the Official Records of Denton, Tarrant and Wise Counties, Texas.

     1.44.   Production  Payment   Liquidation   Amount.   "Production   Payment
Liquidation Amount is defined in Section 7.5(b).

     1.45. Properties. "Properties" means the lands associated with and subject to the Leases, to the extent, and only to the extent, that Seller has made use of such lands in connection with the exploration or drilling for, or production of, hydrocarbons under the terms of the Leases.

     1.46. Property Agreements. The term "Property Agreements" means the Leases, pooling and unitization agreements, hydrocarbon purchase and sale contracts, leases, permits, rights-of-way, easements, servitudes, licenses, farmouts, options, surface leases, surface fee interests, orders and other contracts or agreements: (i) to the extent relating to any Well or to the other Assets; or
(ii) to the extent relating to the production, storage, treatment, transportation, processing, sale or disposal of hydrocarbons, water or other minerals or substances produced therefrom or attributable thereto, including but not limited to those identified on Schedule 3.5(a).

     1.47.  Purchase  Price.  "Purchase  Price"  means the amount  specified  in
Section 2.2 hereof.

     1.48. Referral Firm. "Referral Firm" is defined in Section 2.4(d)(ii).

     1.49. REI. "REI" means Republic Energy, Inc.

     1.50. Retained Liabilities. "Retained Liabilities" means all liabilities and obligations of the Seller, whether such liabilities or obligations relate to payment, performance or otherwise, other than the Assumed Liabilities.

     1.51. Seller. "Seller" means Winchester Production, Company, Ltd, a Texas limited partnership.

     1.52. Seller Claim. "Seller Claim" means a claim to indemnification by Seller pursuant to Section 8.3.

     1.53. Seller  Indemnified Party.  "Seller  Indemnified Party" is defined in
Section 8.3.

     1.54. Taxes. "Taxes" means any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any Governmental Authority, including any interest, penalties, fines, assessments or additions imposed with respect to the foregoing.

     1.55. Tax Returns. "Tax Returns" means any report, return, information statement, payee statement or other information required to be provided to any Governmental Authority, with respect to Taxes, including any return of an affiliated, combined or unitary group, and any and all work papers relating to any Tax Return.

     1.56. TGG Assets. "TGG Assets" is defined in Section 2.1(d).

     1.57. Title Defect. "Title Defects" means any condition other than a Permitted Encumbrance that now or in the future: (A) reduces Seller's Net Revenue Interest in any of the Leases to less than the amount as shown on
Schedule 3.4(b) for each Lease; (B) increases Seller's Working Interest as set forth on Schedule 3.4(b) for each Lease (other than increases that would result in the Net Revenue Interest in such Lease or Well being proportionately increased); or (C) imposes, on any of the Leases any lien, charge, encumbrance, claim, easement, servitude, right, burden or defect that is not a Permitted Encumbrance hereunder. It is expressly understood that Permitted Encumbrances and the Production Payment do not constitute Title Defects.

     1.58. Title Defect Mechanism. "Title Defect Mechanism" means the procedure whereby the Purchase Price is adjusted to compensate for variations in the Allocated Values caused by Title Defects. The Title Defect Mechanism is set forth in Exhibit A.

     1.59. Wells. "Wells" means any of the oil or gas wells specifically identified on Schedules 3.4(b).

     1.60. Working Interest. "Working Interest" means that interest which bears a share of all costs and expenses proportionate to the interest owned, associated with the exploration, development and operation of a Lease and the Wells associated therewith, that the owner of a Lease is required to bear and pay by reason of such ownership, expressed as a decimal.

                                   ARTICLE II
                                PURCHASE AND SALE

2.1.     Purchase and Sale.

          (a) At the Closing, Seller shall sell, assign, convey, transfer and deliver to the Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in and to the Assets; provided, however, the Excluded Assets will not be conveyed or purchased hereunder, but will be excluded from this transaction.

          (b) At the Closing, Buyer shall assume and become obligated to pay, perform, or otherwise discharge the Assumed Liabilities.

          (c) Notwithstanding anything herein to the contrary, Buyer shall not acquire any right or interest in any properties of Seller other than the Assets or in any proceeds of production produced and sold from the Assets prior to the Effective Time or in any payments due Seller for production from the Assets prior to the Effective Time.

          (d) At Closing, TGG shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase and accept from TGG, all of TGG's right, title and interest in and to the gathering lines and easements set forth in
Schedule 2.1(d) (the "TGG Assets"). At the Closing, Buyer shall assume and become obligated to pay, perform, or otherwise discharge any liabilities or obligation arising from or related to the TGG Assets.

     2.2. Purchase Price. The purchase price for the Assets, including the TGG assets, will be Two Hundred Fifty-Five Million United States Dollars ($255,000,000.00 US)(the "Base Purchase Price"), adjusted as provided in this
Article II (the Base Purchase Price as so adjusted, being herein called the "Purchase Price"). At the Closing, Buyer shall pay Seller the Purchase Price in immediately available funds.

     2.3. Adjustments to Base Purchase Price.

          (a) To determine the Purchase Price, the Base Purchase Price shall be increased by the following amounts:

               (i) the amount of all (1) ad valorem, property or similar Taxes paid by Seller and relating to the Assets for periods from and after the Effective Time, calculated in a similar fashion as set forth in Section 2.3(b)(i), and (2) any other expenses paid by Seller and relating to the Assets for periods from and after the Effective Time;

               (ii) the aggregate amount of any and all operating costs paid by Seller that relate to the Assets for periods from and after the Effective
     Time (excluding amounts for which the Base Purchase Price is increased pursuant to Section 2.3(a)(i) above), including, but not limited to, lease operating expenses, transportation and marketing expenses, lease payments, severance taxes and producing overhead rates;

               (iii) the aggregate amount of any and all capital expenditures actually made by Seller or on Seller's behalf that relate to the Assets for periods from and after the Effective Time;

               (iv) an amount of money equal to the sum of the daily salaries of all Winchester personnel directly employed in the operation and administration of the Wells, multiplied by the number of days between the Effective Time and the Closing Date, but not to exceed $200,000;

               (v) an amount of money equal to the value of oil or condensate held on the Leases in the tanks above the load line, as measured and recorded by Seller in the ordinary course of business as of October 31, 2004, (as set forth on Schedule 2.3(a)(v)) at a price per barrel of oil or condensate as established in that certain crude purchase contract between Seller and Sunoco for the month of October, 2004 (decreased by the amount of severance taxes attributable to such oil or condensate);

               (vi) an amount equal to interest on the Purchase Price paid at Closing from the date of execution of this Agreement until the Closing Date at the Prime Rate plus 2% (but in no event will this amount exceed $500,000); and

               (vii) the value of any imbalances of natural gas owed by Seller to third parties and attributable to the Assets as of the Effective Time, such value to be $4.50 per MMBtu, less applicable royalties and taxes; and.

               (viii) any other amount agreed upon by the parties in writing.

          (b) To determine the Purchase Price, the Base Purchase Price shall be decreased by the following amounts:

               (i) the amount of all of Seller's unpaid ad valorem, production, severance, property or similar Taxes relating to the Assets, to the extent that such unpaid Taxes relate to periods of time before the Effective Time (to the extent that any such amount has not been finally determined by Closing or any other date of determination, such amount will be estimated based upon the amount paid for the previous year for the same asset or assets). Such Taxes with respect to a period which the Effective Time splits shall be prorated based on the number of days in such period which fall on each side of the Effective Time; provided however, to the extent that such Taxes are computed based on the production from the Assets, such Taxes shall be prorated between the parties based on the period in which such production which is the basis for such calculation occurs, in the same manner as the parties are entitled to receive (or be credited with) such production pursuant to the terms hereof;

               (ii) amounts equal to all revenues (net of royalty, overriding royalty payments and similar such payments) collected by Seller that are attributable to production of oil or gas from the Assets (but not taking into account any hedges) and relating to periods of time from and after the Effective Time;

               (iii) an amount equal to the amount of accrued suspense funds set forth on Schedule 2.3(b);

               (iv) an amount, calculated in accordance with the procedures of Exhibit A for Title Defects, equal to the agreed value of any Title Defect that is asserted prior to Closing, agreed to by Seller, and remains uncured by Seller at Closing; provided that Title Defects for which there is no agreement prior to Closing shall be addressed in accordance with procedures of Exhibit A;

               (v)  an  amount   calculated   pursuant   to   Section   5.5  for
     Environmental Defects;

               (vi) if the Production Payment is transferred pursuant to Section 7.5, the Production Payment Liquidation Amount;

               (vii) the value of any imbalances of natural gas owed by third parties to Seller and attributable to the Assets as of the Effective Time, such value to be $4.50 per MMBtu, less applicable royalties and taxes;

               (viii) any other  amount  agreed  upon by the parties in writing;
     and

               (ix) an amount of money equal to the Allocated Value of any Leases set forth on Schedule 7.5 that are removed from the purchase and sale under this Agreement by reason of the exercise of a preferential right to purchase by the holder of such right prior to Closing.

2.4.     Determination of Purchase Price.

          (a) The amount to be paid by Buyer to Seller at Closing in consideration of the sale and delivery of the Assets to Buyer in accordance with this Agreement shall be determined by adding to or subtracting from the Base Purchase Price, as applicable, each adjustment to be made to the Base Purchase Price at Closing pursuant to Sections 2.3(a) and (b), as proposed by Seller and not disputed by Buyer in accordance with this Section 2.4.

          (b) Seller shall prepare and deliver to Buyer at least five (5) Business Days before the Closing Date a statement (the "Preliminary Settlement Statement") setting forth Seller's good faith estimate of each adjustment to be made in accordance with Sections 2.3(a) and (b). Buyer may dispute in good faith Seller's estimate of the amount of such adjustments by delivery to Seller by written notice thereof within three (3) Business Days after receipt of such estimate. Buyer and Seller shall use commercially reasonable efforts to resolve any such dispute prior to Closing; provided, that any and all amounts so disputed or other adjustments claimed by Seller and not resolved by mutual agreement of Buyer and Seller prior to Closing shall be resolved in accordance with Section 2.4(d) and the Closing shall occur with payment of the Base Purchase Price less the amount of the disputed items, notwithstanding any such dispute; provided, however Title Defects and Environmental Defects shall be addressed as set forth in Sections 2.3(b)(iv) and 2.3(b)(v).

          (c) After the Closing, the Purchase Price shall be subject to further adjustment pursuant to Section 2.4(d) of this Agreement, and neither Seller's delivery of an estimate of adjustments pursuant to this Section 2.4, the delivery of a dispute notice by Buyer pursuant to this Section 2.4, nor the failure to deliver any such dispute notice shall bar any such further adjustments.

          (d) (i) On or before the ninetieth (90th) day after the Closing, Seller shall prepare and deliver to Buyer in accordance with this Agreement, a statement (the "Final Settlement Statement") setting forth Seller's calculation of the final adjustments and showing the calculation of such adjustments. Within thirty (30) days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the Final Settlement Statement and the reasons for those changes. The parties shall attempt to agree to the amounts due pursuant to such adjustments, including any amounts disputed under Section 2.4(b), no later than ninety (90) days after Buyer's receipt of the Final Settlement Statement. The date upon which such agreement is reached shall be herein called the "Final Settlement Date". Within five (5) Business Days from the Final Settlement Date, the party owing any amount for additional adjustments shall pay such amount, in immediately available funds.

              (ii) If Seller and Buyer are unable to agree upon the Final Settlement Statement by the ninetieth (90th) day after Buyer's receipt of same, KPMG LLP (or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Buyer and Seller in writing) (the "Referral Firm") shall review Seller's Final Settlement Statement and the records relating to the Leases and determine the final adjustments, other then adjustments determined under the mechanism regarding Title Defects set forth in Exhibit A. With respect to any matters under this Agreement to be resolved by the Referral Firm, neither the Referral Firm nor any person employed by the Referral Firm will interpret the provisions of this Agreement unless otherwise agreed by Seller and Buyer. With respect to any matters for which interpretation of this Agreement is required, and for which Buyer and Seller cannot agree on such interpretation, such matter shall be submitted to arbitration in a similar manner as set forth in Exhibit A, paragraph 6 regarding Title Defect disputes and the Referral Firm shall decide all other matters specified in this Section 2.4(d)(ii). The decision of the Referral Firm shall be binding on Buyer and Seller, and the fees and expenses of the Referral Firm shall be borne one-half each by Buyer and Seller. The Referral Firm shall deliver its final calculation of the Purchase Price in writing to Buyer and Seller as soon as is practicable, and the parties shall pay and receive the final adjustment amount, no later than the fifth (5th) business day following the paying person's receipt from the Referral Firm of the final Purchase Price determination.

          (e) The parties will, and will cause their representatives to, cooperate and assist in the preparation of the Final Settlement Statement and the conduct of the reviews and audits referred to in this Section 2.4, including but not limited to making available books, records and personnel as required.

     2.5. Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as provided in Schedule 2.5, which shall be prepared by Buyer prior to Closing, and in a form that is acceptable to Seller. Schedule 2.5 will make an initial allocation based upon the Allocated Values and will provide for adjusting the allocation as necessary to reflect adjustments to the Base Purchase Price. Such allocation is intended to comply with the allocation method required by Section 1060 of the Code and the regulations thereunder, and the parties shall cooperate to comply with all procedural requirements of Section 1060 and such regulations. Buyer and Seller agree that they will not take nor will they permit any affiliated person to take any tax position inconsistent with the allocation made pursuant to Schedule 2.5; provided, however, that (i) Buyer's cost for the Assets may differ from the total amount allocated thereunder to reflect Buyer's capitalized transaction costs not included in the amount allocated, and (ii) Seller's amount realized on the sale of the Assets may differ from the total amount so allocated to reflect Seller's transaction costs that reduce the amount realized.

     2.6. No Assumption of Retained Liabilities. Except as specifically set forth herein with respect to the Assumed Liabilities, the Buyer does not and will not assume any liability or obligation of Seller, or any obligation relating to the business or the use of the Assets or the performance under the Property Agreements whether absolute or contingent, asserted or unasserted, known or unknown, disclosed pursuant to this Agreement or otherwise. All of the Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the Seller.

     2.7. Effective Time. For all purposes of this Agreement, the "Effective Time" shall mean 12:01 a.m. Central Standard Time on November 1, 2004.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer that:

     3.1. Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). Seller is duly qualified to do business as a limited partnership and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets.

     3.2. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by all necessary action on the part of Seller, and no further actions on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement, and all of the other documents or instruments required to be executed and delivered by Seller at Closing have been, or at Closing will be, duly executed and delivered by Seller and (assuming the due authorization, execution and delivery hereof and thereof by Buyer) are valid and binding obligations of Seller, enforceable against Seller in accordance with their terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).

     3.3. No Violation or Conflict; Consents; Preferential Rights. Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement and all of the other documents and instruments contemplated hereby to which Seller is a party does not and will not (a) conflict with, violate or breach any Laws, judgment, order or decree binding on Seller, the articles of organization or operating agreement of Seller, or any material contract to which Seller is a party or by which it is bound, or (b) give any party to any of the Property Agreements to which Seller is a party or by which they are bound any right of termination, breach, cancellation, acceleration or modification thereunder.

     3.4. Title.

          (a) To the Knowledge of Seller, Schedule 3.4(a) contains a list of all the material items of Personal Property. Subject to ordinary wear and tear and to scheduled or necessary repairs in the ordinary course of business, all material items of Personal Property are in reasonably good and serviceable condition and repair and there are no necessary material repairs, improvements, restoration or other service work necessary to make any of such assets serviceable, except as specifically identified on Schedule 3.4(a). All leases covering any and all Personal Property are identified on Schedule 3.4(a). Except as set forth on Schedule 3.4(a), Seller owns the Personal Property free and clear of any claim, lien, right, or encumbrance, except for Permitted Encumbrances.

          (b) Set forth on Schedule 3.4(b) is a true, correct and complete description of each of the Leases, together with a description of the Seller's Net Revenue Interest and Working Interest therein, and the Allocated Value associated therewith, and a list of the Wells located on the lands associated with and subject to the Leases.

          (c) Schedule 3.4(c) contains a list of all rights of way and surface damage agreements associated therewith that are held by Seller.

          (d) Exhibit A sets forth the procedure for adjustment of the Base Purchase Price to account for Title Defects.

     3.5. Contracts.

          (a) Schedule 3.5(a) lists the material Property Agreements. Prior to the date hereof, Seller has provided Buyer with access to true and correct copies of all Property Agreements. Except as set forth on Schedule 3.5(b): (i) each Property Agreement is a valid and binding agreement of Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights generally or equitable principles; (ii) Seller has performed, and to the Knowledge of Seller every other party has performed, each material term, covenant and condition of each of the Property Agreements to which Seller is a party that is to be performed by Seller or such other party at or before the date hereof;
(iii) to the Knowledge of Seller no event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a default by Seller or any other party, under any of the Property Agreements to which Seller is a party, except for such defaults that individually or in the aggregate are not reasonably expected to have a Material Adverse Effect on any of the Property Agreements; and (iv) Seller does not intend, and Seller has not received notice that any other party to a Property Agreement intends, to cancel or terminate any of such Property Agreements on or before the Closing Date.

          (b) Except as set forth on Schedule 3.5(b) there are no on-going renegotiations of, or attempts to renegotiate, any amounts paid or payable to Seller under any of the Property Agreements and no party has made written demand for such renegotiations. Except as set forth on Schedule 3.5(b), there are no commissions due (or to become due) to any broker or other party as a result of the purchase or sale of hydrocarbons under any of the Property Agreements. Except as set forth on Schedule 3.5(b), Seller has not, with respect to the Property Agreements: (i) received any quantity of natural gas or liquids, condensate or crude oil to be paid for thereafter other than in the normal cycle of billing; or (ii) received prepayments, advance payments or loans which will require the performance of services or provision of natural gas or liquids, condensate or crude oil under such Property Agreements on or after the Effective Time without being currently paid therefore other than in the normal cycle of billing. Except as set forth on Schedule 3.5(b), Seller is not obligated, by virtue of prepayment arrangement, make up right under production sales contract containing a "take or pay" or similar provision, gas balancing agreement, production payment or any other arrangement to deliver hydrocarbons, or proceeds from the sale thereof, attributable to the Leases at some future time without then or thereafter receiving the full contract price therefore. Except as set forth on Schedule 3.5(b) or in any Property Agreement, there is no call upon, option to purchase or similar right to obtain hydrocarbons from the Leases in favor of any person or entity other than pursuant to renewal rights or automatic renewal provisions contained in existing contracts for the sale for hydrocarbons.

     3.6. Lease Provisions. All Leases are in force and effect and are maintained by their terms. Accurate and timely payment of delay rentals have been made to maintain in force and effect all Leases within the primary term on which drilling operations were not timely commenced. All other Leases are validly preserved beyond the primary term by production in paying quantities or the accurate and timely payment of shut-in royalty payments or otherwise. Except as set forth on Schedule 3.6, all rentals, royalties, overriding royalty interests and other payments due under each of the Leases have been timely and accurately paid, except amounts that are being held in suspense as a result of title issues in circumstances that do not provide any third party a right to terminate any such Lease. Schedule 2.3(b) lists the accrued suspense funds by Well.

     3.7. Compliance with Law. Except as set forth on Schedule 3.7:

          (a) All material filings and notices relating to the Leases, or the ownership or operation thereof, required to be made by Seller with all applicable state and federal agencies have been made by or on behalf of Seller. Seller is not in violation of any Law with respect to the Assets, except for such violations as are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Leases as a whole.

          (b) Seller holds all of the Permits necessary for the operation of Seller's business as currently conducted, other than Permits for which the failure to hold is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on Seller. There are no proceedings pending or, to the Knowledge of Seller, threatened that are reasonably expected to result in the revocation, cancellation, suspension or modification of the Permits. There are no proceedings pending or, to the Knowledge of Seller, threatened (x) with respect to any alleged failure to have all Permits required in connection with the operation of Seller's business as currently conducted, or (y) with respect to any valid requirement to plug or abandon any Well in which Seller owns an interest or that is located on any of the Leases.

     3.8. Litigation. Except as set forth on Schedule 3.8 or Schedule 3.10, there is no claim, legal action, suit, litigation, arbitration, dispute or investigation, judicial, administrative or otherwise, or any order, decree or judgment, now pending or in effect, or, to the Knowledge of Seller, threatened or contemplated, that, if adversely determined, would have a Material Adverse Effect on the Assets or the transactions contemplated by this Agreement.

     3.9. Taxes. There are no liens for Taxes on the Assets, except for Taxes not yet due, and (subject to Section 7.2(a)) there is no unpaid Tax payable by Seller for which Buyer would become liable by reason of purchasing the Assets hereunder. Seller has filed or will file all federal, state, local and other tax reports and returns required to be filed by Seller in connection with its ownership or operation of the Assets. Schedule 3.9 sets forth a list of joint operating agreements to which Seller is a party and for which there has not been made a valid election out of Subchapter K of the Code. Except as set forth on
Schedule 3.9, to the Knowledge of Seller, none of the Assets is subject to any tax partnership as defined in Section 761 of the Code.

     3.10. Environmental Matters. The Seller represents and warrants that as to the Properties, there are no pending or, to the Knowledge of Seller, threatened
(1) lawsuits, (2) notices of violation or notices of deficiency, (3) civil or criminal penalties, or (4) other unresolved orders based on any noncompliance with Environmental Laws. The Seller also represents and warrants that as to Seller's Knowledge, there are no material adverse environmental conditions existing on any of the Properties, except as disclosed in Schedule 3.10. SECTION
3.10 CONSTITUTES SELLER'S SOLE REPRESENTATION AND WARRANTY WITH RESPECT TO ENVIRONMENTAL LAWS.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

     The Buyer hereby represents and warrants to Seller:

     4.1. Organization. The Buyer is a corporation, duly formed, validly existing and in good standing under the laws of Delaware. The Buyer is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified would not prevent, materially delay or affect consummation of the transactions contemplated hereby.

     4.2. Authorization. The Buyer has full power and authority to execute, deliver and perform this Agreement and each agreement or instrument (to which it is a party) executed in connection herewith or delivered pursuant hereto and to consummate the transactions contemplated hereby. The Buyer's execution, delivery and performance of this Agreement and all agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated hereby have been duly authorized by all requisite action. This Agreement and all agreements or instruments executed by the Buyer in connection herewith or delivered by the Buyer pursuant hereto have been or will be duly executed and delivered by the Buyer, and this Agreement and all agreements and instruments executed by the Buyer in connection herewith or delivered by the Buyer pursuant hereto constitute and will constitute the legal, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms.

     4.3. Noncontravention. The execution, delivery and performance by the Buyer of this Agreement and each agreement or instrument executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein will not, with or without the giving of notice or the passage of time, or both, (i) conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any Lien under or pursuant to, any provision of the Buyer's articles of incorporation or bylaws or any Laws, or any finding, order, judgment, writ, injunction or decree to which the Buyer is a party or by which the Buyer or its assets may be bound or affected; or (ii) require the approval, consent or authorization of, or prior notice to, filing with or registration with, any Governmental Authority, or any other person or entity.

     4.4. No Reliance. With respect to the transactions contemplated herein, Buyer acknowledges that it (i) has been granted access to all the Books and Records and materials to conduct all necessary due diligence, and (ii) has been afforded the opportunity to ask questions of, and receive answers from, Seller. Buyer acknowledges that it has not relied on any oral or written statements, representations, warranties, or assurances from Seller or its officers, directors, employees, agents, or consultants, except those in Article III hereof. Buyer is sophisticated in the evaluation, purchase, ownership and operation  of oil and gas  properties  and  related  facilities.  In making  its decision to enter into this Agreement and to consummate the transaction contemplated herein, subject to the express representations of Seller set forth in this Agreement, Buyer (a) has relied or shall rely solely on its own independent investigation and evaluation of the assets and the express provisions of this Agreement and (b) has satisfied or shall satisfy itself as to the environmental and physical condition of and contractual arrangements affecting the assets. Buyer has no knowledge of any fact that results in the breach of any representation, warranty or covenant of Seller given hereunder.

     4.5. Purchase for Investment. The Buyer is acquiring the Assets for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

     4.6. Financing.

          (a) Buyer has, or will have by Closing, unencumbered cash or marketable securities sufficient to fully satisfy its obligations to pay the Purchase Price to Seller, as and when due.

          (b) Buyer has sufficient financial resources to fulfill the surety bonding requirements of the State of Texas and/or the United States Government in connection with the Leases.

                                    ARTICLE V
                                    COVENANTS

     5.1. Conduct of Business. Except as provided in this Agreement, until the earlier of Closing or the termination of this Agreement in accordance with its terms, Seller will use commercially reasonable efforts to operate and maintain the Assets consistent with past practices. Other than capital expenditures for the various projects set forth on Schedule 5.1, Seller will not undertake any capital expenditures in excess of $20,000.00 or any contractual commitment in excess of thirty (30) days without the approval of the Buyer, except in cases of emergency which could, in the opinion of Seller, result in material damage or injury to persons, property or any of the Assets.

     5.2. Access to Information. At Buyer's sole cost and expense, the Buyer and its authorized agents, officers and representatives shall have reasonable access to the Assets, including the Books and Records, in order to conduct such examinations and investigations of the Assets as the Buyer deems necessary; provided, however, that such examinations and investigations: (a) shall be conducted during the normal business hours of Seller, (b) shall not unreasonably interfere with the operations and activities of Seller, and (c) shall be subject to the prior approval of Seller.

     5.3. Further Assurances; Consents; Waiver of Notices. Each of the parties hereto hereby agrees to use commercially reasonable efforts (a) to obtain, any and all approvals of Governmental Authorities and third party consents, approvals, notations and authorizations required in connection with the consummation of the transactions contemplated by this Agreement, (b) to comply with all conditions and covenants applicable or related to it as contemplated by this Agreement, and (c) to take all such other commercially reasonable actions as are necessary or advisable in order to cause the consummation of the transactions contemplated hereby.

     5.4. Publicity. All general notices, releases, statements and communications to suppliers, distributors and customers of Seller or Buyer and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be agreed upon in advance by Seller and Buyer; provided, however, that any party hereto or its affiliates shall be entitled to make a public announcement of the foregoing if, in the opinion of its legal counsel, such announcement is required to comply with Laws or any listing agreement with any national securities exchange or inter-dealer quotation system and if it first gives prior written notice to the other parties hereto of its intention to make such public announcement and provides the opportunity to review the content of such disclosure.

     5.5. Environmental Investigation.

          (a) Upon execution of and pursuant to the terms of this Agreement, Buyer shall have the right, at reasonable times during normal business hours, to conduct its investigation into the status of the physical and environmental condition of the Properties. If, in the course of conducting such investigation, Buyer discovers that: (i) any Property or the ownership, record keeping, construction, maintenance, repair or operation thereof or with respect thereto is in violation of any statute, rule, regulation or order of any governmental agency having jurisdiction over the Assets or Seller and pertaining to health, safety or the environment such that the Asset could be subject to a Material Environmental Obligation or Liability; or (ii) any condition or circumstance exists with respect to any Property or the ownership, record keeping, construction, maintenance, repair or operation thereof or with respect thereto which has resulted in or given rise to, or could (with notice or the lapse of time or both) result in or give rise to, any Material Environmental Obligations or Liabilities, Buyer may raise such violation, condition or circumstance as an Environmental Defect in the manner set forth hereafter. For purposes of this
Section 5.5 only, the term "Material Environmental Obligations or Liabilities" shall mean that, with respect to any individual Lease or pooled unit, the Environmental Obligations or Liabilities with respect to any single Environmental Defect exceeds $10,000 or that the aggregate Environmental Obligations or Liabilities with respect to all claimed Environmental Defects with respect to any individual Lease or pooled unit which have a value, cost or loss of less than $10,000 each, is $50,000. A series of related violations, conditions or circumstances arising out of similar facts and circumstances shall be considered a single Environmental Defect for purposes of applying this Section. No later than noon central standard time on December 13th (the
"Environmental Defect Notice Date"), Buyer shall notify Seller in writing specifying such Environmental Defects, if any, the Lease or unit affected thereby, and Buyer's good faith estimate of the net reduction in value of the Lease or unit affected by such Environmental Defects.

          (b) If Buyer fails to notify Seller prior to or on the Environmental Defect Notice Date, of any Environmental Defect, such Environmental Defect will be deemed waived, Seller shall be released from any liability to Buyer therefore, the Parties shall proceed with Closing, and Seller shall be under no obligation to Buyer to correct such Environmental Defects or to indemnify Seller with respect thereto. Seller may, but shall be under no obligation to, correct at its own cost and expense such waived Environmental Defects to Buyer's reasonable satisfaction on or before the Closing Date.

          (c)  In  the  event  that  Buyer   provides   Seller   with  a  timely
Environmental Defect Notice with respect to an Environmental Defect, Seller shall either: (i) cure or remediate such Environmental Defect to Buyer's reasonable satisfaction; or (ii) the Base Purchase Price shall be reduced by an amount equal to the net reduction in value of the Assets affected by any uncured or unremediated Environmental Defects (the "Environmental Defect Value"), subject to Buyer's and Seller's right to terminate this Agreement as provided in
Section 9.1 or elsewhere in this Agreement; or (iii) dispute the existence of the Environmental Defect or the Environmental Defect Value. If Buyer and Seller have not agreed upon the Environmental Defect Value attributable to any Environmental Defect by the Closing Date, then for purposes of Closing and determining any adjustment to the Base Purchase Price under this Section 5.5, the Environmental Defect Value shall be the amount identified by Buyer in its notice given pursuant to this Section 5.5. Any disputed reduction(s) in the Base Purchase Price pursuant to this Section 5.5 shall be paid by Buyer into a mutually acceptable escrow account at a national banking institution, and such escrowed amount shall be subsequently paid by the escrow agent to Buyer or Seller upon resolution of the dispute.

          (d) Buyer acknowledges that it has received the environmental reports listed in Schedule 5.5, has had full opportunity to examine the Assets and the information contained in those reports, and, as further stated in Article VIII, accepts the Assets with those conditions.

     5.6. Buyer's Schedule of Allocated Values.

          (a) Buyer must prepare, and forward Schedule 5.6 "Buyer's Schedule of Allocated Values" to Seller not later than 16 Business Days prior to Closing. Buyer will use its best efforts to forward Schedule 5.6 to Seller no later than November 22, 2004.

          (b) Buyer's Schedule of Allocated Values must set forth:

               (i) a complete listing of the Burdened Leases; and

               (ii) the value allocated by Buyer to each Burdened Lease:

                    1. taking into account the effect of the Production Payment, but reduced by the amount of money attributable to production from the Burdened Leases after December 31, 2024; and

                    2. assuming  that the Burdened  Leases are acquired by Buyer free and clear of the Production Payment, but reduced by the amount of money attributable to production from the Burdened Leases after December 31, 2024.

          (c) Notwithstanding any other provisions of this Agreement, Seller shall fully indemnify and hold harmless Buyer from and against any and all Losses that may occur related to i) any dispute by the holders of the Production

Payment of the Allocated Values determined by Buyer for purposes of this Agreement; ii) any payment made by Seller to the holders of the Production Payment; or, iii) any other matter related to the Production Payment arising prior to the assumption of the Burdened Leases by Buyer.

     5.7. Amendment of Schedules. Buyer and Seller will, promptly upon becoming aware of any fact, matter, circumstance or event, which fact, matter, circumstance or event arose either (i) on or prior to the date hereof or (ii) after the date hereof but prior to the Closing, in any case, requiring supplementation or amendment of the schedules provided by the parties attached hereto, supplement or amend such schedules to this Agreement to reflect any fact, matter, circumstance or event, which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such schedules which were or have been rendered inaccurate thereby. If Closing occurs, all supplements and amendments to the schedules provided by the parties are effective for all purposes, including to (i) amend or supplement the representations and warranties (and corresponding schedules) made as of the date hereof, and (ii) for the purpose of determining (A) satisfaction of the conditions set forth in Sections 6.1, 6.2 or 6.3 hereof, and (B) compliance by the parties with their respective covenants and agreements set forth herein. Notwithstanding the above, in the opinion of the non-amending or supplementing party, should any such supplement or amendment result in a Material Adverse Change, then the parties shall agree to a reasonable extension of the Closing Date (which shall not be later than December 30, 2004) to investigate such Material Adverse Change or otherwise agree to an appropriate adjustment in the Purchase Price.

                                   ARTICLE VI
          CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING; CLOSING

     6.1. Conditions Precedent to Each Party's Obligations to Close. The respective obligations of each party to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

          (a) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority that prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such order, decree or injunction vacated or reversed; and

          (b) all consents, authorizations, orders, permits and approvals for (or registrations, declarations or filings with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been obtained or made, and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration may not reasonably be expected to have a Material Adverse Effect on Buyer or Seller following the Closing Date.

          (c) Buyer has furnished Buyer's Schedule of Allocated Values and fifteen (15) Business Days have elapsed since Seller furnished Buyer's Schedule of Allocated Values to REI.

     6.2. Conditions Precedent to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

          (a) the representations and warranties of Seller contained in Article III shall be true and correct in all material respects (when read without exception for materiality or Material Adverse Effect) at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

          (b) Seller shall have performed, in all material respects, all obligations and complied with all covenants contained herein that are necessary to be performed or complied with by it at or before Closing;

          (c) Seller shall have delivered, or caused to be delivered, to Buyer at Closing, all closing deliveries described in Section 6.4(a); and

          (d) all actions, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer and the Buyer's counsel.

     6.3. Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

          (a) the  representations  and  warranties  of the Buyer  contained  in
Article IV shall be true and correct in all material respects (when read without exception for materiality or Material Adverse Effect) at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

          (b) the Buyer shall have performed, in all material respects, all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it at or before Closing;

          (c) Buyer shall have delivered, or caused to be delivered, to Seller at Closing, the closing deliveries described in Section 6.4(b);

          (d) all actions, corporate or other, to be taken by the Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel; and

     6.4. The Closing. The following provisions shall be applicable with respect to the Closing:

          (a) At Closing, Seller shall, as a condition precedent to Buyer's obligations hereunder:

               (i) execute and deliver the Assignment and the Assumption Agreements to Buyer;

               (ii) deliver a certificate of Seller, signed by an authorized officer of Seller, certifying that the conditions set forth in Section 6.2 have been satisfied;

               (iii) execute and deliver a FIRPTA Affidavit in the form attached as Exhibit D;

               (iv) execute and deliver to Buyer letters in lieu of transfer or division orders;

               (v) for Wells of which Seller is the designated operator, execute and deliver to Buyer: (1) a validly executed blanket transfer of P-4's designating Buyer as operator of the Wells with the Texas Railroad Commission; and (2) any other forms or documents required to designate Buyer as operator of Wells with the Bureau of Land Management, if necessary;

               (vi) execute and deliver to Buyer any other forms required by any Governmental Authority relating to the assignment of the Assets and relating to the assumption of operations by Buyer;

               (vii) execute and deliver to Buyer Assignments of Record Title and Transfers of Operating Rights on Bureau of Land Management forms 3003-3 and 3000-3a, as applicable;

               (viii) deliver to Buyer such of the Books and Records as Seller determines to be feasible and thereafter deliver the remainder of the Books and Records to Buyer as soon after Closing as is reasonably possible; and

               (ix) deliver possession of the Assets to Buyer.

          (b) At Closing, and as a condition precedent to Seller's obligations hereunder, Buyer shall:

               (i) pay and deliver to Seller the Purchase Price, as may be adjusted in accordance with the terms of this Agreement, by wire transfer to a bank to be designated by Seller at least two Business Days prior to Closing;

               (ii) execute and deliver the Assumption Agreement to Seller;

               (iii) deliver a certificate of Buyer, signed by an authorized officer of Buyer, certifying that the conditions set forth in Section 6.3 have been satisfied; and

               (iv) execute and deliver to Seller any and all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Seller.

          (c) At Closing, TGG shall execute and deliver and Buyer shall execute and accept, an instrument of conveyance and assumption of liabilities regarding the TGG Assets, in the form attached hereto as Exhibit E.

                                   ARTICLE VII
                              ADDITIONAL COVENANTS

     7.1. Access to Books and Records. At its expense, Seller and its affiliates and its and their authorized agents, officers and representatives shall have reasonable access after the Closing Date to the Books and Records for any reasonable business purpose, including, but not limited to, matters relating to Taxes; provided, however, that such access by Seller and its affiliates, and its and their authorized agents, officers and representatives (a) shall be conducted during the normal business hours of Buyer, and (b) shall not unreasonably interfere with the operations and activities of Buyer. The Buyer shall cooperate in all reasonable respects with Seller's review of such information, including, without limitation, retaining all such information until Seller has notified the Buyer in writing that all tax years (including any portion of a tax year) prior to and including the Closing Date have been closed or for seven (7) years, whichever is longer.

     7.2. Tax Matters.

          (a) Buyer shall be responsible, and agrees to hold harmless and indemnify the Seller Indemnified Parties, for any and all sales, transfer, recordation, or similar Taxes payable by virtue of this transaction, excluding, however, Seller's income taxes. Buyer and Seller shall cooperate to timely prepare and file all Tax Returns for such Taxes.

          (b) Seller shall be responsible, and agrees to hold harmless and indemnify the Buyer Indemnified Parties, for all oil and gas production, severance, ad valorem and other similar Taxes with respect to the Assets for periods (or any portion thereof) or production prior to the Effective Time, in each case to the extent not taken into account under Section 2.3(b). Buyer shall be responsible, and agrees to hold harmless and indemnify the Seller Indemnified Parties, for all oil and gas production, severance, ad valorem and other similar Taxes with respect to the Assets for periods (or any portion thereof) or production after the Effective Time, in each case to the extent not taken into account under Section 2.3(a) but including the items described in Section 2.3(b).

          (c) The parties agree to cooperate with each other as reasonably required after the Closing Date in connection with audits and other proceedings with respect to any Taxes relating to the Assets.

          (d) Notwithstanding any other provision of this Agreement, the covenants and obligations set forth in this Section 7.2 shall survive until, and any claim for indemnification with respect thereto must be made prior to, the expiration of the applicable statute of limitations with respect to the underlying Tax claim (including any valid extensions).

     7.3. Surety Bonds. Buyer shall have surety bonds in place prior to or immediately following the Closing Date sufficient to replace Seller's surety bonds set forth on Schedule 7.3. Buyer shall release or cause Seller's surety bonds to be released as soon as reasonably practicable following the Closing Date.

     7.4. Casualty. If any Asset shall be damaged or destroyed by fire or other casualty before the Closing, either party may, at its option, and upon written notice prior to Closing to the other party elect to exclude such Asset from this Agreement. In the event that the Asset to be excluded pursuant to this Section
7.4 is the entirety of a Lease, the Base Purchase Price shall be reduced by the Allocated Value of the Lease to be excluded. In the event that the Asset sought to be excluded is less than the entirety of a Lease, the Base Purchase Price shall be reduced by a mutually agreed upon amount. If neither party elects to delete such Asset from this Agreement as aforesaid, Seller shall pay the deductible due under any insurance policy or policies insuring the same and deliver to Buyer, at the Closing, any insurance proceeds actually received by it by reason of such casualty, and assign to Buyer all of its right, title and interest in any claim under any applicable insurance policies in respect of such casualty.

     7.5. Consents and Preferential Rights.

          (a) Any consents other than consents customarily obtained after Closing, such as, for example, consents to assign federal leases, arising under any of the Property Agreements and unresolved at Closing (either by time constraints or by refusal to consent), shall be considered agreed-upon Title Defects under Exhibit A, until satisfied. If on the Closing Date, the holder of a preferential right has not indicated whether or not it will exercise its right and the time period within which it must timely respond has not lapsed, then the parties shall proceed to Closing on those Assets affected by the preferential right and Buyer shall assume responsibility for conveying the Assets to the holder of the preferential right should it timely exercise, in return for payment by the holder to Buyer of the Allocated Value of the affected Assets.

          (b) It is recognized that the Burdened Leases are subject to the Production Payment and that not later than 15 Business Days prior to Closing, Seller must notify REI of the impending sale, and furnish Buyer's Schedule of Allocated Values and certain other information to REI. It is also recognized that REI will have 10 Business Days in which to decide whether it will liquidate the Production Payment for an amount determined under a procedure set forth in the Production Payment (the "Production Payment Liquidation Amount"). If REI liquidates the Production Payment, then: (i) Seller will pay the Production Payment Liquidation Amount to REI at Closing; and (ii) Buyer will take the Burdened Leases free and clear of the Production Payment. If REI does not liquidate the Production Payment, the Production Payment will be an Assumed Liability and the Base Purchase Price will be reduced at Closing by the Production Payment Liquidation Amount.

     7.6. Employee Matters. Attached hereto as Schedule 7.6 is a listing of field and office employees that Buyer may consider for employment. Buyer may, at is sole discretion, offer employment to any or all of such employees. Any such offers of employment shall be at a base salary or hourly wage, and come with such other benefits as are commensurate with similar positions with Buyer.

     7.7. Non-Solicitation. For one (1) year from the date of this Agreement, Buyer may not solicit the employment of any employees of Seller that are assigned, temporarily or permanently, to Seller's Shreveport office. Solicitation for employment does not include general advertising for employment opportunities.

     7.8. Transition Services Agreement. If requested by Buyer, Seller will provide administrative services with respect to the Assets for the period of time between the Closing Date and January 31, 2005.

     7.9. Leased Equipment and Licensed Software. Seller will exercise commercially reasonable efforts to provide for the transfer of leased office equipment and licensed software that is used by Seller in its Irving, Texas and Bridgeport, Texas, offices, the leases and licenses with respect to which are not owned by Winchester.

     7.10. Beck Lease. Until Closing, Seller will continue to use commercially reasonable efforts to negotiate with the lessors under the Beck Lease to allow for the expansion of the pad sites.

     7.11. Ewing Lease.

          (a) Buyer and Seller acknowledge that the Ewing Lease expires on December 31, 2004. It is also recognized that Buyer and Seller have engaged in negotiations with the lessor under the Ewing Lease, Mr. Finley Ewing, with the objective of renewing or extending the Ewing Lease. Seller commits to continue to assist in such negotiations following Closing until December 31, 2005 or until the lease or other agreement is secured, whichever comes first.

          (b) At Closing, Buyer will pay Seller the entire value allocated by Buyer to the Ewing Lease, as set forth on Buyer's Schedule of Allocated Values. From the date this Agreement is executed through December 31, 2005, Buyer agrees to exercise commercially reasonable efforts to negotiate a new or revised lease on the lands covered by the Ewing Lease (a "Replacement Lease"). The term "Replacement Lease" means a new lease or an extension of the Ewing Lease or other agreement that allows Buyer to achieve the development program for the Ewing Lease set forth on Exhibit F. Seller will have the right to participate in all negotiations with Mr. Ewing. If the terms of the Replacement Lease require the payment of a bonus to Mr. Ewing, Seller will pay the first four hundred thousand dollars (US $400,000.00) of such bonus.

          (c) If Buyer, after the exercise of commercially reasonable efforts, exercised in good faith, does not, by December 31, 2005, acquire a lease or other agreement that qualifies as a Replacement Lease, Seller will refund to Buyer, upon the later of: (i) December 31, 2005; or (ii) the date that is the end of the primary term or the end of any allowable period of drilling allowed by any lease or other agreement acquired by Buyer covering lands covered by the Ewing Lease, an amount of money equal to five million dollars (US $5,000,000.00) minus US $294,118 times the number of wells that Buyer has drilled or has the right to drill under the new agreement, if any.

                                  ARTICLE VIII
                            SURVIVAL; INDEMNIFICATION

     8.1. Limitation on and Survival of Representations and Warranties.

          (a) The Buyer and Seller acknowledge and agree that no representations or warranties have been made by Buyer or Seller in connection with the transactions contemplated by this Agreement, except for those representations and warranties made in Article III and Article IV hereof.

          (b) Subject to paragraph (a) of this Section 8.1, all representations and warranties contained in this Agreement, or in any agreements or instruments executed in connection herewith or delivered pursuant hereto, shall survive the Closing for a period of six months beginning on the Closing Date; provided, however, that the representations set forth in Section 3.10 shall survive the Closing for a period of one year. Such representations and warranties shall only be effective with respect to any breach or claim when notice of such breach or claim shall have been given in writing to the other party in breach or against whom indemnification is sought within such period. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period. No party to this Agreement shall be entitled to pursue any remedy for the breach of any representation or warranty: (i) to the extent such party was given written notice of such breach; or (ii) to the extent that such matter was set forth in any documents provided to Buyer prior to Closing and would reasonably give rise to the conclusion that such matter was a breach, prior to the Closing Date and such party proceeds with the Closing.

     8.2. Indemnification by Seller.

          (a) Subject to the limitations set forth in Sections 8.1, 8.4, and 7.2, Seller and PFC (the "Seller Indemnifying Parties") hereby agree to indemnify and hold the Buyer and its employees, officers, directors and affiliates (each a "Buyer Indemnified Party") harmless from and against any and all claims, demands, suits, proceedings, judgments, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") imposed upon or incurred by any Buyer Indemnified Party as a result of or in connection with any of the following:

               (i) Any breach of a representation  or warranty made by Seller in
     Article III of this Agreement; provided, that for purposes of this provision, a breach of a representation or warranty that is qualified by materiality or Material Adverse Effect shall be deemed to occur if there would have been a breach of such representation or warranty absent such qualification; or

               (ii) The breach of, or default in the performance by Seller of, any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto.

          (b) Within thirty (30) days after receipt by a Buyer Indemnified Party of notice of an Action or other event giving rise to a buyer claim (a "Buyer Claim") with respect to which a Buyer Indemnified Party may be entitled to indemnification under this Section 8.2, the party receiving such notice shall notify (the "Buyer Claim Notice") the Seller Indemnifying Parties in writing of the commencement of such Action or the assertion of such Buyer Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to the Seller Indemnifying Parties. The Seller Indemnifying Parties shall have the option, and shall notify the Buyer Indemnified Party in writing within ten (10) business days after the date of the Buyer Claim Notice of their election, either: (A) to participate (at the expense of the Seller Indemnifying Parties) in the defense of such Action or Buyer Claim (in which case the defense of such Action or Buyer Claim shall be controlled by the Buyer Indemnified Party) or (B) to take charge of and control the defense of such Action or Buyer Claim (at the expense of the Seller Indemnifying Parties). If the Seller Indemnifying Parties elect to control the defense, it will not compromise or settle the Action or Buyer Claim if (X) the amount to be paid in settlement exceeds the Maximum Indemnity Amount or (Y) the settlement does not include a provision releasing the Buyer
Indemnified Party from all liabilities with respect thereto. If the Seller Indemnifying Parties fail to notify the Buyer Indemnified Party of their election within the applicable response period, then the Seller Indemnifying Parties shall be deemed to have elected not to control the defense of such Action or Buyer Claim. If the Seller Indemnifying Parties elect to control the defense of any Action or Buyer Claim, the Buyer Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Action or Buyer Claim, but the fees and expenses of such counsel shall be at the expense of the Buyer Indemnified Party unless: (1) the named parties in such Action or Buyer Claim (including any impleaded parties) include both the Buyer Indemnified Party and an indemnifying party and the Buyer Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party, or (2) the Buyer Indemnified Party has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Buyer Claims, the Maximum Indemnity Amount (in which case, the Seller Indemnifying Parties shall not have the right to control the defense of such Action or Buyer Claim on behalf of the Buyer Indemnified Party, it being understood, however, that the Seller Indemnifying Parties shall not, in connection with such Action or Buyer Claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred).

          (c) If the Seller Indemnifying Parties do not control the defense of any Action or Buyer Claim, then the Buyer Indemnified Party may settle such Action or Buyer Claim with the prior written consent of Seller Indemnifying Party (not to be unreasonably withheld).

     8.3. Indemnification by Buyer.

          (a) Subject to the limitations set forth in Section 8.4, the Buyer hereby agrees to indemnify and hold Seller and its employees, officers, managers, members, and affiliates (each a "Seller Indemnified Party") harmless from and against any and all Losses imposed upon or incurred by any Seller Indemnified Party (any of such Losses by Seller, a "Seller Claim") as a result of or in connection with any of the following:

               (i) Any breach of a representation or warranty made by the Buyer in this Agreement or in any agreement or instrument executed in connection herewith or pursuant hereto; provided, that for purposes of this provision, a breach of a representation or warranty that is qualified by materiality or Material Adverse Effect shall be deemed to occur if there would have been a breach of such representation or warranty absent such qualification;

               (ii) The breach of or default in the performance by the Buyer of any covenant, agreement or obligation to be performed by the Buyer pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto; or

               (iii) The ownership or operation of the Assets from and after the Closing Date.

          (b) Within thirty (30) days after receipt by a Seller Indemnified Party of notice of the commencement of an Action or other event giving rise to a seller claim (a "Seller Claim") with respect to which a Seller Indemnified Party may be entitled to indemnification, the party receiving such notice shall notify (the "Seller Claim Notice") Buyer in writing of the commencement of such Action or the assertion of such Seller Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to Buyer. Buyer shall have the option, and shall notify each indemnified party in writing within ten business days after the date of the Seller Claim of its election, either: (A) to participate (at its own expense) in the defense of the Action or Seller Claim (in which case the defense of such Action or Seller Claim shall be controlled by the Seller Indemnified Party) or (B) to take charge of and control defense of such Action or Seller Claim (at its own expense). If Buyer fails to notify the Seller Indemnified Party of its election within the applicable response period, then Buyer shall be deemed to have elected not to control the defense of such Action or Seller Claim. If Buyer elects to control the defense of any Action or Seller Claim, each Seller Indemnified Party shall have the right to employ separate counsel and participate in the defense of any such Action or Seller Claim, but the fees and expenses of such counsel shall be at the expense of the Seller Indemnified Party unless: (1) the named parties in such Action or Seller Claim (including any impleaded parties) include both the Seller Indemnified Party and Buyer and the Seller Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to Buyer, or (2) Seller has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Seller Claims, the Maximum Indemnity Amount (in which case, Buyer shall not have the right to assume the defense of such Action or Seller Claim on behalf of the Seller Indemnified Party, it being understood, however, that Buyer shall not, in connection with such Action or Seller Claim be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that such fees and expenses shall be reimbursed as they are incurred).

          (c) If Buyer does not control the defense of any Action or Seller Claim, then the Seller Indemnified Party or parties may settle such Action or Seller Claim with the prior written consent of Buyer (not to be unreasonably withheld).

     8.4. Limitation of Liability. Notwithstanding the foregoing, (i) the Seller Indemnifying Parties shall not be obligated to indemnify the Buyer Indemnified Parties, and Buyer shall not be obligated to indemnify the Seller Indemnified Parties pursuant to this Article VIII unless and until the amount of all Losses incurred by Buyer, or by Seller, as the case may be, exceeds one million dollars ($1,000,000.00) in the aggregate (the "Basket"), in which event the party seeking indemnity may recover all Losses incurred in excess of the Basket from the first dollar above the Basket, and (ii) the Seller Indemnifying Parties maximum liability for Losses under Section 8.2 and Buyer's maximum liability for Losses under Section 8.3 shall be, in each case, fifteen percent (15%) of the Purchase Price (the "Maximum Indemnity Amount").

     8.5. Exclusive Remedy. Except as provided in Section 7.2 or Section 8.6, after the Closing, the parties' sole and exclusive recourse against each other for any Loss or claim of Losses arising out of or relating to this Agreement shall be expressly limited to the provisions of this Article VIII.

     8.6. Title Defects. Buyer's sole and exclusive remedy with respect to Title Defects, or Losses arising thereunder, shall be as provided in Exhibit A.

     8.7. Disclaimer of Other Warranties.

          (a) The express representations and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, or statutory. SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (A) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY, OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (B) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, (C) THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, (D) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (E) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (F) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (G) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (H) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH BUYER AND SELLER THAT SUBJECT TO AND WITHOUT LIMITING SELLER'S EXPRESS REPRESENTATION AND WARRANTIES CONTAINED HEREIN, THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE PROPERTIES ARE TO BE CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

          (b) Buyer is aware that the Properties have been used for exploration, development, production, handling, transporting and/or processing of oil and gas and that there may be petroleum, produced water, wastes, or other materials located on or under the Properties or associated with the premises. Some equipment and sites included in the Properties may contain asbestos, Hazardous Substances, or naturally occurring radioactive material ("NORM"). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms; the wells, materials, and equipment located on the Properties or included in the Properties may contain NORM and other materials or Hazardous Substances; and NORM-containing material and other materials or Hazardous Substances may have been buried, come in contact with the soil or water, or otherwise been disposed of on the Properties. Special procedures may be required for the remediation, removal, transportation, or disposal of materials, asbestos, Hazardous Substances, and NORM from the Properties. Buyer will assume all liability for the assessment, remediation, removal, transportation, and disposal of these materials and associated activities and will conduct these activities in accordance with all applicable laws and regulations, including applicable environmental laws.

          (c) Buyer understands that operation of the Leases is subject to requirements of the governmental authorities having jurisdiction. It will be the obligation of Buyer to ensure that, as of the Closing, or as soon thereafter as reasonably practicable, Buyer will meet the qualifications of the governmental authorities having jurisdiction, in order to become record operator of the Leases.

                                   ARTICLE IX
                                   TERMINATION

     9.1. Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time, prior to the Closing only as follows:

          (a) by mutual written consent of the Buyer and Seller;

          (b) by the Buyer or Seller if the Closing shall not have occurred on or before December 30, 2004 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date); or

          (c) by the Buyer or Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable.

          (d) by the Buyer or Seller, if the aggregate of the Title Defect Values and Environmental Defect Values asserted by Buyer total more than ten percent (10%) of the Base Purchase Price.

     9.2.  Effect of  Termination.  If this Agreement is terminated  pursuant to
Section 9.1 and the transactions contemplated by this Agreement are not consummated, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other; provided, however, the obligations contained in this Section 9.2 and
Section 10.2 of this Agreement shall survive any such termination. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

     9.3. Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties.

     9.4. Extension;  Waiver. At any time prior to the Closing,  the parties may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1. Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

     10.2. Expenses.

          (a) Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

          (b) Buyer shall be solely responsible for all filings and recording of assignments and other documents which transfer any of the Assets to Buyer or which designate Buyer as the operator of the Assets and for all fees connected with such filing or recording. Upon request, Buyer shall advise Seller of the pertinent recording data. Seller shall not be responsible for any loss to Buyer because of Buyer's failure to file or record any such documents correctly or promptly

     10.3. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Texas without regard to the conflicts of law rules thereof.

     10.4. Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other parties.

     10.5. Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 10.5:



     If to Seller, TGG or Progress Fuels  Progress Fuels Corporation
     Corporation:                         P.O. Box 1551
                                          Raleigh, North Carolina 27602
                                          Attention:  Robert M. Deacy
                                                      Senior Vice President,
                                                      Gas Operations
                                          Telecopy:  919-546-2990

     With a copy to:                      Hunton & Williams LLP
                                          421 Fayetteville Street Mall,
                                          Suite 1400
                                          Raleigh, North Carolina 27601
                                          Attention:  Timothy S. Goettel
                                          Telecopy:  919-899-3160

                                          And

                                          David B. Fountain
                                          Deputy General Counsel
                                          Progress Energy Service Company, LLC
                                          Mail Code PEB 17B2
                                          Raleigh, North Carolina 27602
                                          Telecopy:  (919) 546-2920

     If to the Buyer:                     EnCana Oil & Gas (USA), Inc.
                                          950 17th Street, Suite 2600
                                          Denver, CO 80202
                                          Attention:  Roger Biemans, President
                                          Telecopy:  (303) 623-9178

                                          With a copy to:

                                          Mr. John Sanchez
                                          14001 N. Dallas Parkway, Suite 1000
                                          Dallas, Texas 75240
                                          Telecopy: (214) 691-1415

     10.6. Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     10.7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     10.8. Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases, Employee Benefit Plans or other understandings or arrangements shall refer to oral as well as written matters.

     10.9. Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     10.10. No Third-Party Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and Seller and the Buyer assume no liability to any third party because of any reliance on the representations, warranties and agreements of Seller and the Buyer contained in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF,  the parties have caused this Purchase  Agreement to be duly executed as of the day and year first above written.

                                         WINCHESTER PRODUCTION
                                         COMPANY, LTD.
                                         By: Vaughan Holding Company, LLC,
                                         its general partner


                                         By: /s/Robert M. Deacy
                                             -------------------------------
                                         Name:  Robert M. Deacy
                                         Title: Senior Vice President


                                         TGG PIPELINE, LTD.,
                                         solely for the purpose of conveying
                                         the TGG Assets
                                         By: Vaughan Holding Company, LLC,
                                         its general partner


                                         By: /s/Robert M. Deacy
                                             -------------------------------
                                         Name:  Robert M. Deacy
                                         Title:    Senior Vice President

                                         PROGRESS FUELS CORPORATION,
                                         solely for the purpose of supporting
                                         the obligations of Seller set forth in
                                         Article VIII



                                         By: /s/Bonnie V. Hancock
                                             -------------------------------
                                         Name:  Bonnie V. Hancock
                                         Title:    President

                                         ENCANA OIL & GAS (USA) INC.


                                         By: /s/Roger Biemans
                                             -------------------------------
                                         Name:  Roger Biemans
                                         Title:    President